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                                                                    EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-60111 of Superior Financial Corp. on Form S-1 dated on or about March 26, 1999, of our reports dated January 16, 1998, and January 13, 1997, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
-------------------------
Little Rock, Arkansas
March 26, 1999